Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of FreightCar America, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Edward J. Whalen, President and Chief Executive Officer, and Joseph E. McNeely, Vice President, Finance, Chief Financial Officer and Treasurer, respectively, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
(1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2011	By:	/s/ Edward J. Whalen
Edward J. Whalen
President and Chief Executive Officer

Date: March 15, 2011	By:	/s/ Joseph E. Mcneely
Joseph E. McNeely
Vice President, Finance, Chief Financial Officer and Treasurer

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.